Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement on Form F-1 of our Independent Auditor’s Report dated October 15, 2021 relating to the audited financial statements of Snow Lake Resources Ltd. for the year ended June 30, 2021 and 2020, which is contained in that prospectus, which is part of the Registration Statement No. 333-254755 on Form F-1, as amended. We also consent to the reference to us under the caption “Experts” in the Prospectus.

November 18, 2021

“De Visser Gray LLP”

CHARTERED PROFESSIONAL ACCOUNTANTS